                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CONSILIUM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                CONSILIUM, INC.

                                   CONSILIUM

                                485 CLYDE AVENUE
                            MOUNTAIN VIEW, CA 94043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 19, 1996


Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of Consilium, Inc. (the "Company"), which will be held on March 19, 1996, at 9:00 a.m. at the Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California 95054 for the following purposes:

     1. To elect two (2) Class II directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

     2. To consider a proposal to amend the Company's 1989 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 680,000 to 880,000.

     3. To consider a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending October 31, 1996.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February 7, 1996 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the concierge's desk at the Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Santa Clara California.

                                    By order of the Board of Directors,


                                    JONATHAN J. GOLOVIN,
                                    Secretary


Mountain View, California
February 22, 1996

                                CONSILIUM, INC.
                                485 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


          The accompanying proxy is solicited by the Board of Directors of Consilium, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held March 19, 1996, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is February 22, 1996, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

          Annual Report. An annual report for the fiscal year ended October 31, 1995, is enclosed with this Proxy Statement.

          Voting Securities. Only stockholders of record as of the close of business on February 7, 1996, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 7,710,812 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

          Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

          Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of December 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.



                                                                         SHARES OWNED (1)
                                                                   ----------------------------
    NAME AND ADDRESS OF                                              NUMBER          PERCENTAGE
     BENEFICIAL OWNERS                                             OF SHARES          OF CLASS
    -------------------                                            ---------         ----------
Jonathan J. Golovin
  and Susan K. Golovin (2)......................................   1,679,770           21.5%
  Consilium, Inc.
  485 Clyde Avenue
  Mountain View, CA 94043

Wellington Management Company (4)...............................     701,100            9.1%
  75 State Street
  Boston, MA  02109

Centennial Associates, L.P. (3).................................     714,200            9.3%
  900 Third Avenue
  New York, NY  10022

Thomas A. Tomasetti (5).........................................     323,921            4.1%

Richard Lloyd Payton (6)........................................      51,200              *

Edward J. Norton (7)............................................      71,357              *

Richard H. Van Hoesen (8).......................................      70,649              *

Robert Horne (9)................................................       6,750              *

Laurence R. Hootnick............................................           0              *

Robert C. Fink..................................................           0              *

Executive Officers and directors as a group (11 persons) (10)...   2,312,891           28.1%

------------------

* Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Includes 1,354,446 shares held directly by Jonathan J. Golovin and Susan K. Golovin as Community Property, 200,000 shares held in trust by Jonathan J. Golovin, Susan K. Golovin and Inge Golovin as Trustees for Dr. and Mrs. Golovin's minor children, 18,670 shares held in trust by Jonathan and Susan Golovin as Trustees for their minor children and 6,654 shares held in trust by Susan K. Golovin as Trustee for their minor children. Dr. Golovin, Chairman of the Board of Directors and Secretary of the Company, may be deemed to share voting and investment power with respect to such shares. Also includes 100,000 shares subject to stock options exercisable within sixty days of December 31, 1995, of which 39,584 are unvested and subject to repurchase by the Company.

(3) Based on representations of representatives of Centennial Associates, L.P.

(4) Based on representations of representatives of Wellington Management Company. By reason of advisory and other relationships with persons who own the shares, Wellington Management Company may be deemed to be the beneficial owner of all such shares, and has the shared power to vote 235,000 shares and the shared power to dispose of all 701,100 shares.

(5) Includes 129,100 shares subject to stock options exercisable within sixty days of December 31, 1995. 51,106 of such shares are unvested and subject to repurchase by the Company.

(6) Includes 38,700 shares subject to stock options exercisable within sixty days of December 31, 1995. 26,855 of such shares are unvested and subject to repurchase by the Company.

(7) Includes 70,000 shares subject to stock options exercisable within sixty days of December 31, 1995. 47,292 of such shares are unvested and subject to repurchase by the Company.

(8) Includes 70,000 shares subject to stock options exercisable within sixty days of December 31, 1995. 46,667 of such shares are unvested and subject to repurchase by the Company.

(9) Includes 6,250 shares subject to stock options exercisable within sixty days of December 31, 1995.

(10) Includes 521,050 shares subject to stock options exercisable within sixty days of December 31, 1995. 296,629 of such shares are unvested and subject to repurchase by the Company.



                             ELECTION OF DIRECTORS

   The Company has a classified Board of Directors currently consisting of two Class I directors (Robert Horne and Robert C. Fink), two Class II directors (Thomas A. Tomasetti and Laurence R. Hootnick), and one Class I director (Jonathan J. Golovin), who will serve until the Annual Meetings of Stockholders to be held in 1998, 1996 and 1997, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Laurence R. Hootnick was appointed by the Board of Directors effective January 30, 1996 to fill the vacancy in Class II created by the death of L. Barton Alexander in September 1995. Also effective January 30, 1996, Class I of the Board was expanded to two directors and Robert C. Fink was elected to fill the resulting vacancy.

   Management's nominees for election at the Annual Meeting of Stockholders to Class II of the Board of Directors are Laurence R. Hootnick and Thomas A. Tomasetti. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

   If a quorum is present and voting, the two nominees for the positions as Class II directors receiving the highest number of votes will be elected. Abstentions will have no effect on the vote.

   The table below sets forth for the Company's directors, including the Class II nominees to be elected at this meeting, certain information with respect to age and background.

                                                POSITION                                        DIRECTOR
NAME                                            WITH THE COMPANY                        AGE      SINCE
----                                            ----------------                        ---     --------

Class II directors to be elected at the 1996 Annual Meeting of Stockholders:

Thomas A. Tomasetti                             President/CEO of the Company             51       1987
                                                since 1987

Laurence R. Hootnick                            Director                                 53       1996

Class III director whose term expires at the 1997 Annual Meeting of Stockholders:

Jonathan J. Golovin                             Chairman of the Board
                                                of the Company since 1987                45       1978

Class I directors whose terms expire at the 1998 Annual Meeting of Stockholders:

Robert Horne                                    Director                                 57       1994

Robert C. Fink                                  Director                                 60       1996

          Mr. Tomasetti has served as President and Chief Executive Officer of the Company since June 1987 and a director since November 1987. Mr. Tomasetti was a technology consultant with Hillman Ventures, a venture capital firm, from November 1986 to June 1987, and served as Chief Executive Officer for Formaster Magnetic Designs, a software duplication equipment firm, from November 1984 to December 1986. From January 1982 to September 1984, he was Director of Western Operations for Scientific Calculations, Inc., a software company, and previously spent 16 years at General Electric Company, a diversified multinational conglomerate, most recently as Vice President/General Manager for the Calma division. Mr. Tomasetti holds a B.S. degree in Engineering from the University of Massachusetts at Lowell.

          Mr. Hootnick was appointed as a director of the Company in January 1996. Mr. Hootnick has served as Senior Vice President, Finance and Operations for Computing Corp., a computer company, since December 1995. From May 1995 to December 1995, Mr. Hootnick worked as a self-employed consultant. From August 1994 to May 1995 Mr. Hootnick served as the Chief Operating Officer of NetManage, Inc., a software company. From May 1991 to August 1994, Mr. Hootnick served as President and Chief Executive Officer of Maxtor Corporation. He was employed by Intel Corporation from 1973 until 1991, most recently as Senior Vice President. Mr. Hootnick also serves as a director of Network General Corporation.

          Dr. Golovin, the founder of the Company, was President of the Company from 1978 to 1987 and has served as a director and Chairman of the Company since its inception and as Secretary since January 1989. In April 1992, Dr. Golovin was named Chief Technical Officer of the Company. Dr. Golovin has also taught both graduate and undergraduate courses in operations management and production planning at the Massachusetts Institute of Technology and the University of California at Berkeley. Dr. Golovin holds a Ph.D. in Operations Management from the Massachusetts Institute of Technology and a B.S. degree from Cornell University.

          Mr. Horne was appointed as a director of the Company in December 1994. Since May 1995, he has served as Vice President, Business Development at Northern Telecom, a telecommunications company. From July 1994 to May 1995, Mr. Horne was a consultant to the pharmaceutical and medical device industries.
From June 1993 to July 1994, Mr. Horne was President and Chief Executive Officer of BioCAD Corporation, a biotechnology firm, which was acquired by Molecular Simulations in July 1994. From 1992 to June 1993, he was Senior Vice President of Transgenic Sciences, Inc., a provider of New Drug Application testing services to pharmaceutical and biotechnology companies. From 1986 to 1992, he held several senior level positions at Digital Equipment Corporation, ultimately serving as Vice President, Chemical, Pharmaceutical and Healthcare Markets, and prior to that he held various senior level positions with Stauffer Company. Mr. Horne holds a B.S. in Chemistry and a Masters Degree in Chemical Engineering from Cambridge University and an M.B.A. from Harvard Business School.

          Mr. Fink was appointed as a director of the Company in January 1996. Mr. Fink has been employed by Lam Research Corp., a semiconductor equipment company, since Lam Research acquired Drytek, Inc. in 1993, most recently as Senior Vice President of Development. Mr. Fink served as President of Drytek from 1988 until its acquisition by Lam Research. Prior to that time, he was Director of VLSI Operations at ITT Corporation's Semiconductor Division and was with General Instrument Corp.'s Microelectronics Division, most recently as Director of Worldwide Manufacturing Resources. Mr. Fink also serves as a director of Uniphase Corporation.

          During the fiscal year ended October 31, 1995, the Board held five (5) meetings. Each director serving on the Board in fiscal year 1995 attended at least 75% of such meetings of the Board and the Committees on which he serves.

          The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

          The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee at the beginning of fiscal 1995 were Gerard Langeler, who did not stand for re-election at the 1995 Annual Meeting of Stockholders, and L. Barton Alexander, who served until shortly before his death in September 1995. Mr. Horne was appointed to the Audit Committee effective upon the 1995 Annual Meeting to fill the vacancy created by Mr. Langeler's departure and Dr. Golovin was appointed to the Committee in September 1995 to replace Mr. Alexander. During the fiscal year ended October 31, 1995, the Audit Committee held two (2) meetings.

          The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants. The members of the Compensation Committee at the beginning of fiscal 1995 were Mr. Langeler, who did not stand for re-election at the 1995 Annual Meeting of Stockholders, and Mr. Alexander. Mr. Horne was appointed to the Compensation Committee effective upon the 1995 Annual Meeting to fill the vacancy created by Mr. Langeler's departure and Dr. Golovin was appointed to the Committee in September 1995 to replace Mr. Alexander. During the fiscal year ended October 31, 1995, the Compensation Committee held four (4) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" and "EXECUTIVE COMPENSATION AND OTHER MATTERS - Compensation Committee Interlocks and Insider Participation."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

          The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other executive officers of the Company as of October 31, 1995 whose total salary and bonus for the year ended October 31, 1995 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended October 31, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                                                           Compensation
                                                                           ------------
                                          Annual Compensation                 Awards
                                   -----------------------------------     ------------
                                                                            Securities
                                                                            Underlying
Name and Principal Position        Year       Salary         Bonus/1/         Options
---------------------------        ----      --------       ----------     -----------
     Thomas Tomasetti              1995      $200,000         $85,073/2/            0
President and Chief Executive      ----
          Officer                  1994      $188,156         $13,167/3/            0
                                   ----
                                   1993      $182,825              $0         254,700/4/
                                   ----

   Richard Lloyd Payton            1995      $ 88,333        $136,439/5/       32,000
   Vice President, North           ----
 American Field Operations         1994      $ 89,332        $103,918/6/            0
                                   ----
                                   1993      $ 16,041/7/       $4,213/8/        8,000
                                   ----

     Jonathan Golovin              1995      $190,000         $68,173/9/            0
Chairman of the Board, Chief       ----
   Technical Officer and           1994      $180,740         $12,289/10/           0
         Secretary                 ----
                                   1993      $175,100              $0         200,000/11/
                                   ----

       Edward Norton               1995      $135,000         $93,075/12/      70,000
Vice President, International      ----
    Field Operations and           1994      $ 18,952              $0               0
     Worldwide Services            ----
                                   1993            --/13/          --              --
                                   ----

     Richard Van Hoesen            1995      $135,000         $51,273/14/           0
Vice President, Finance and        ----
  Administration and Chief         1994      $  5,625              $0          70,000
      Financial Officer            ----
                                   1993            --/15/          --              --
                                   ----


---------------------
/1/ Bonuses are paid based on Company performance and individual objectives set by Mr. Tomasetti and/or the Compensation Committee. No Company performance bonuses to the above officers were paid in fiscal 1994 or 1993, except for profit sharing.

/2/ Includes $573 in profit sharing bonus from fiscal 1995 profits, and performance bonus based on achievement of Company revenue and profitability targets and customized objectives determined by the Compensation Committee.

/3/ Includes $454 in profit sharing bonus from fourth quarter 1994 profits and performance bonus based on achievement of customized objectives determined by the Compensation Committee.

/4/ Includes options to purchase an aggregate of 129,100 shares which were repriced September 21, 1993, replacing options to purchase 3,500 shares granted in fiscal 1992 and options to purchase an aggregate of 125,600 shares granted in fiscal 1993.

/5/ Includes $573 in profit sharing bonus from fiscal 1995 profits, and performance bonus based on achievement of Company revenue and profitability targets and customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee. Also includes $91,976 in bonuses paid on accomplishment of sales revenue objectives.

/6/ Includes $454 in profit sharing bonus from fourth quarter 1994 profits and performance bonus based on achievement of customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee. Also includes $103,464 in bonuses paid on accomplishment of sales revenue objectives.

/7/ Mr. Payton commenced his employment with the Company on September 7, 1993 and became an executive officer of the Company in March 1995.

/8/  Bonus paid on accomplishment of sales revenue objectives.

/9/ Includes $573 in profit sharing bonus from fiscal 1995 profits, and performance bonus based on achievement of Company revenue and profitability targets and customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee.

/10/ Includes $454 in profit sharing bonus from fourth quarter 1994 profits and performance bonus based on achievement of customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee.

/11/ Includes options to purchase 100,000 shares which were repriced September
     21, 1993, replacing an option to purchase an identical number of shares granted earlier in fiscal 1993.

/12/ Includes $573 in profit sharing bonus from fiscal 1995 profits, and performance bonus based on achievement of Company revenue and profitability targets and customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee. Also includes $24,734 in bonuses paid on accomplishment of sales revenue objectives.

/13/ Mr. Norton commenced his employment with the Company on September 12, 1994.

/14/ Includes $573 in profit sharing bonus from fiscal 1995 profits and performance bonus based on achievement of Company revenue and profitability targets and customized objectives determined by Mr. Tomasetti and approved by the Compensation Committee.

/15/ Mr. Van Hoesen commenced his employment with the Company on October 17,
     1994.

  The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended October 31, 1995 to the persons named in the Summary Compensation Table:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                                                                                   Price Appreciation for Option
Individual Grants in Fiscal 1995                                                              Term /1/
-------------------------------------------------------------------------------    -----------------------------
                                       % of Total
                         Number of       Options
                        Securities     Granted to
                        Underlying      Employees     Exercise or
                         Options        in Fiscal        Base       Expiration
      Name              Granted/2/        Year         Price/3/        Date         5% ($)              10% ($)
-------------------------------------------------------------------------------    --------           ----------
Thomas Tomasetti               0           0.00%            --             --            --                  --

Lloyd Payton               5,000           1.14%        $6.375       11/16/99       $ 8,806            $ 19,460
                          27,000           6.17%        $8.625        2/22/00       $64,339            $142,173

Jonathan Golovin               0           0.00%            --             --            --                  --

Edward Norton             50,000          11.42%        $6.375       11/16/99       $88,065            $194,600
                          20,000           4.57%        $8.625        2/22/00       $47,659            $105,313

Richard Van Hoesen             0           0.00%            --             --            --                  --

------------------------
/1/ Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at $6.375 in 1995 would yield profits of $1.76 at 5% appreciation over five years, or $3.89 per share at 10% appreciation over the same period. One share purchased at $8.625 per share in 1995 would yield profits of $2.38 per share at 5% appreciation over five years, or $5.27 per share at 10% appreciation over the same period.

/2/ All options granted in fiscal 1995 under the Company's 1983 Stock Option Plan (the "Option Plan") are immediately exercisable, and generally vest over a four year period at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment with the Company. Unvested options are subject to repurchase by the Company. Under the Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Severance and Change of Control Arrangements."

/3/  All options listed were granted at market value on the date of grant.

  The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended October 31, 1995, and unexercised options held as of October 31, 1995, by the persons named in the Summary Compensation Table:


                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUES

---------------------------------------------------------------------------------------------------------------------

                                                           Number of Securities
                                                         Underlying Unexercised         Value of Unexercised In-the-
                                                           Options at 10/31/95          Money Options at 10/31/95/1/
                                                      ---------------------------------------------------------------
                           Shares
                         Acquired on      Value
      Name                Exercise      Realized      Exercisable/2/   Unexercisable   Exercisable/2/   Unexercisable
---------------------------------------------------------------------------------------------------------------------

Thomas Tomasetti                  --         --       129,100/3/                   0         $806,875              --
Lloyd Payton                   1,300   $3,087.50/4/    38,700/5/                   0         $173,125              --
Jonathan Golovin                  --         --       100,000/6/                   0         $625,000              --
Edward Norton                     --         --        70,000/7/                   0         $375,000              --
Richard Van Hoesen                --         --        70,000/8/                   0         $490,000              --

------------------------
/1/ Based on a fair market value of $12.375, the closing price of the Company's Common Stock on October 31, 1995.

/2/ Company stock options are immediately exercisable at date of grant, but vest over a period of four years. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

/3/ Includes 51,106 shares that are unvested and subject to repurchase by the Company.

/4/ Based on a fair market value of $8.50, the closing price of the Company's Common Stock on the date of exercise.

/5/ Includes 26,855 shares that are unvested and subject to repurchase by the Company.

/6/ Includes 39,584 shares that are unvested and subject to repurchase by the Company.

/7/ Includes 47,292 shares that are unvested and subject to repurchase by the Company.

/8/ Includes 46,667 shares that are unvested and subject to repurchase by the Company.


SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  Pursuant to a letter agreement between the Company and Thomas Tomasetti, its President and Chief Executive Officer, the Company and Mr. Tomasetti are each required to give 90 days' notice of termination of employment, and upon the Company's termination of Mr. Tomasetti's employment, he is entitled to severance pay consisting of six months' base salary, payable monthly, and six months of extended coverage under the Company's medical plan.

  In the event of a transfer of control of the Company as defined under the Option Plan, the Company's repurchase option will terminate as of the date of the transfer of control if the acquiring or successor corporation does not elect to assume the outstanding options. Any outstanding options which are not exercised or assumed will terminate as of the date of the transfer of control.

  Options granted under the Company's 1990 Outside Directors Stock Option Plan (the "Directors Plan") contain provisions pursuant to which all outstanding options granted under the Directors Plan will become fully vested and immediately exercisable upon a "transfer of control" as defined under the Directors Plan.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for expenses incurred in attending each Board and committee meeting. The Company's Directors Plan provides for the initial automatic grant of an option to purchase 15,000 shares of the Company's Common Stock to directors of the Company who are not employees of the Company (an "Outside Director") upon initial appointment or election to the Board of Directors, and subsequent grants to each Outside Director of an option to purchase 2,500 shares of Common Stock on the date of the first Board meeting of each successive fiscal year thereafter, prorated for the first year based on the number of full months of service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  L. Barton Alexander and Gerard Langeler served as members of the Board of Directors' Compensation Committee at the commencement of the fiscal year ended October 31, 1995. Mr. Langeler did not stand for re-election at the 1995 Annual Meeting of Stockholders, and Robert Horne was appointed to the Compensation Committee, effective upon the 1995 Annual Meeting, to fill the vacancy created by Mr. Langeler's departure. Jonathan J. Golovin was appointed to the Compensation Committee in September 1995 to replace Mr. Alexander. Dr. Golovin is the Chairman of the Board of Directors and Secretary of the Company, and was named Chief Technical Officer of the Company in April 1992. Dr. Golovin did not participate in any deliberations of the Compensation Committee concerning his salary, bonus or stock options during fiscal 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

  Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that, due to administrative error, one annual statement of changes in beneficial ownership reporting one exempt transaction by Edward Norton was not timely filed; also due to administrative error, one annual statement of changes in beneficial ownership reporting one exempt transaction by Thomas Tomasetti was not timely filed; and one monthly statement of changes in beneficial ownership, reporting two transactions by former officer Charles DeVita after his departure from the Company, was not timely filed.

CHANGES TO BENEFIT PLANS

  The Company has proposed an amendment to increase the share reserve under its Purchase Plan (defined below). As of January 31, 1996, no purchases had been made by any employees following the amendment to increase the Purchase Plan share reserve. Non-employee directors are not eligible to participate in the Purchase Plan.

  The following table sets forth purchases of stock under the Purchase Plan during the fiscal year ended October 31, 1995 by (1) the persons named in the Summary Compensation Table; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Purchases by no person represented more than 5% of all purchases under the Purchase Plan. Purchases of stock under the Purchase Plan are made at the discretion of participants. SEE "PROPOSAL TO AMEND 1989 EMPLOYEE STOCK PURCHASE PLAN." ACCORDINGLY, FUTURE PURCHASES UNDER THE PURCHASE PLAN ARE NOT YET DETERMINABLE.


                               NEW PLAN BENEFITS


                                                 Consilium, Inc. 1989 Employee Stock
                                                            Purchase Plan
                                                 -----------------------------------
                                                 Purchase Price
          Name and Position                       (per share)       Number of Shares
          -----------------                      --------------     ----------------
          Thomas Tomasetti                        $       4.887                1,534
  President and Chief Executive Officer           $       5.525                1,357

        Richard Lloyd Payton                      $       4.887                1,534
  Vice President, North American Field            $       5.525                1,357
             Operations

          Jonathan Golovin                                   --                   --
  Chairman, Chief Technical Officer and
             Secretary

            Edward Norton                         $       5.525                1,357
  Vice President, International Field
    Operations and Worldwide Services

           Richard Van Hoesen                     $       5.525                  649
Vice President, Finance and Administration
       and Chief Financial Officer

       Executive Group (8 persons)                $4.887-$5.525               10,032

 Non-Executive Director Group (3 persons)                    --/1/                --/1/

   Non-Executive Officer Employee Group           $4.887-$5.525              126,368

---------------------
/1/ Only employees of the Company are eligible to participate in the Purchase Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


  The Compensation Committee of the Board of Directors at the commencement of fiscal 1995 was constituted of two non-management directors of the Company, Gerard Langeler and L. Barton Alexander. Mr. Langeler did not stand for re-election at the 1995 Annual Meeting of Stockholders, and Robert Horne was appointed to the Compensation Committee, effective upon the 1995 Annual Meeting, to fill the vacancy created by Mr. Langeler's departure. In September 1995, Jonathan Golovin, the Chairman of the Board, Chief Technical Officer and Secretary of the Company, was appointed to the Compensation Committee to replace Mr. Alexander shortly before Mr. Alexander's death.

  In fiscal 1995, the Compensation Committee was responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved through recruitment and retention of the best people in the industry. The Committee applied this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options.

  SALARY. The Company strives to offer salaries to its executive officers which are targeted at the median in its industry for similar positions requiring similar qualifications. In determining executive officers' salaries, the Compensation Committee considers information provided by the Human Resources Director, whose recommendations are based upon salary surveys of companies in similar industries, and of similar size and geographic location.

  The Compensation Committee generally evaluates the performance and sets the salary of the Company's Chief Executive Officer, Thomas Tomasetti, on an annual basis. Mr. Tomasetti evaluates the performance of all other executive officers, and recommends salary adjustments which are subject to review and approval by the Compensation Committee.

  Performance evaluations for individual executive officers are based on individual goals. For Mr. Tomasetti, these goals are set by the Committee, for Dr. Golovin, these goals are set by Mr. Tomasetti and approved by the Committee, and for all other officers, these goals are set by Mr. Tomasetti. In fiscal 1995 Mr. Tomasetti's goals were to grow the service organization and reorganize the service functions to increase service revenue and improve customer response, to assume responsibility for meeting certain product deliverable schedules, to increase the Company's product license revenue and net income, and to strengthen the expertise of the executive staff through hiring new officers and integrating recently hired officers. The goals of other executive officers varied based on their individual management responsibilities. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Mr. Tomasetti place weight on the financial condition of the Company in considering salary adjustments.

  Given that only small salary increases had been given to executive officers of the Company for the prior two fiscal years and that no cash bonuses based on Company performance had been paid to executives during that period, the Committee approved small salary increases for certain of the Company's executive officers in fiscal 1995. The Committee believed that such increases in salary were advisable to encourage these executive officers to remain with the Company.

  BONUSES. The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee awards incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. In 1995, the Compensation Committee determined to continue to provide incentive compensation in two components, with a portion determined under a cash bonus plan with bonuses contingent on Company performance and another portion based on individual officers' achievement of customized objectives under a Management By Objective ("MBO") bonus plan, both as described below. The total incentive bonuses which could be awarded if all Company performance targets and individual MBOs were achieved comprised from 9% to 49% of total cash compensation for executive officers.

  Under the cash bonus plan, the Compensation Committee, in consultation with the Chief Executive Officer, determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of the Company as a whole, based upon the Company attaining certain revenue and operating profit goals set by the Board of Directors annually in consultation with the Chief Executive Officer. The target amounts of bonus available to each executive officer are set annually by the Compensation Committee with regard to Mr. Tomasetti and Dr. Golovin and by Mr. Tomasetti, subject to review and approval by the Committee, with regard to executive officers other than Mr. Tomasetti and Dr. Golovin. In all cases the relative target amounts for individual officers are based upon the total dollars available for bonus, and historical and expected future contributions by the individual executive officer. In fiscal 1995, target amounts for individual executive officers represented between approximately 5% and 18% of their total compensation, with more senior executive officers having a larger percentage of total compensation composed of incentive compensation.

  Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets. Because revenue and profitability levels of the Company in fiscal year 1995 exceeded the performance goals established under the Company's cash bonus plan, cash bonuses paid to each executive officer, including Mr. Tomasetti, for services rendered in fiscal 1995 based on Company performance were 119% of targeted bonuses under that plan.

  In fiscal 1995, the Compensation Committee also approved MBO bonuses for executive officers to be paid at the discretion of Mr. Tomasetti based on each officer's successful implementation of customized objectives set as described above under " - Salary." In fiscal 1995, the bonuses paid to Mr. Tomasetti and all but one of the other eligible executive officers based on achievement of individual MBOs were 100% of targeted bonuses; the other executive officer received 90% of his targeted bonus. The Compensation Committee made the determination of the achievement of MBOs for Mr. Tomasetti. For further information on bonuses paid to certain executive officers, see "SUMMARY COMPENSATION TABLE" and "EXECUTIVE COMPENSATION AND OTHER MATTERS - Compensation Committee Interlocks and Insider Participation."

  STOCK OPTIONS. The Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore makes periodic grants of stock options under the Company's Option Plan. Such options are granted at the prevailing market price, and will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

  In fiscal 1995, the Compensation Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer and information provided by Human Resources personnel. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size. Generally, option grants vest over four years, and although the options are immediately exercisable, shares are subject to repurchase by the Company until vesting restrictions have lapsed. Option grants for fiscal 1995 are set forth in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company has considered the amendments to the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The Compensation Committee concluded in January 1994 that it would be advisable to establish certain restrictions on the granting of options under the Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; these restrictions were approved at the 1994 Annual Meeting of Stockholders. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

  COMPENSATION COMMITTEE

  Robert Horne
  Jonathan J. Golovin

                        COMPARISON OF STOCKHOLDER RETURN


  Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 and the S&P High Tech Composite for the period commencing on October 31, 1990 and ending on October 31, 1995.


          COMPARISON OF CUMULATIVE TOTAL RETURN FROM OCTOBER 31, 1990
                          THROUGH OCTOBER 31, 1995/1/

               CONSILIUM, INC., S&P 500, S&P HIGH TECH COMPOSITE

                       [PERFORMANCE GRAPH APPEARS HERE]

S&P 500            $100.00   $133.50   $146.79   $166.72   $175.25   $221.58
S&P High Tech      $100.00   $125.90   $127.09   $157.90   $191.67   $290.28
 Composite
Consilium          $100.00   $126.87   $ 53.73   $ 38.06   $ 38.06   $ 73.88

----------------
/1/ Assumes that $100.00 was invested on October 31, 1990 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

              PROPOSAL TO AMEND 1989 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1989 Employee Stock Purchase Plan (the "Purchase Plan") is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Management believes that the availability of an adequate number of shares under the Purchase Plan is an important factor in attracting and retaining qualified employees essential to the success of the Company. As of January 31, 1996, there were 111,351 shares available for issuance under the Purchase Plan. The Board of Directors has amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of the authorized but unissued Common Stock of the Company reserved for issuance under the Purchase Plan from 680,000 shares to 880,000 shares.

SUMMARY OF THE PROVISIONS OF THE PURCHASE PLAN.

  The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

  Any employee of the Company or any present or future parent or subsidiary corporation of the Company (including any director who is also an employee) is eligible to participate in the Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. No person who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the Purchase Plan. As of October 31, 1995, 209 employees were eligible to participate in the Purchase Plan.

  Each offering of Common Stock under the Purchase Plan is generally for a period of six months (an "Offering Period"). Offering Periods under the Purchase Plan generally commence on or about March 16 and September 16 of each year and end on the next following September 15 and March 15, respectively. However, the Purchase Plan authorizes the Board of Directors to establish a different term for one or more offerings, provided that no offering may exceed a term of 27 months. At the end of each Offering Period, shares are issued based on the payroll deductions accumulated during that Offering Period.
Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions must be at least 1% but may not exceed 10% of an employee's compensation. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive offering until such time as that employee withdraws from the Purchase Plan, becomes ineligible to participate in the Purchase Plan, or his or her employment ceases.

  The purchase price per share at which the shares of the Company's Common Stock are sold in an offering generally will be equal to 85% of the lesser of the fair market value of the Common Stock on the first or the last day of the Offering Period. As of January 31, 1996, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $8.50 per share. Subject to certain limitations, the number of shares of the Company's Common Stock a participant purchases in an Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the Offering Period by the purchase price per share. Participants may not purchase shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased). Furthermore, no participant may purchase in any single Offering Period more than the number of whole shares of the Company's Common Stock arrived at by multiplying $1,250 by the number of full and fractional months in the Offering Period and dividing the product by 85% of the fair market value of the shares on the first day of an Offering Period. Any cash not applied to the purchase of shares will be returned to the participant unless the amount of such cash is less than the amount necessary to purchase a whole share of Common Stock, in which case the Company may establish procedures to apply the remaining amount to a subsequent Offering Period.

  A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

  The Board of Directors may at any time amend or terminate the Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations whose employees may purchase shares of the Company's Common Stock under the Purchase Plan. The Purchase Plan will terminate at the time determined by the Board of Directors, when all the shares reserved for issuance under the Purchase Plan have been issued, or on March 14, 1999, whichever occurs first.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. A participant recognizes no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Purchase Plan.

  If a participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the date of purchase (which is the last day of an Offering Period) (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

  If the participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain.
If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

  If the participant still owns the shares at the time of death, the lesser of
(i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

  The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

  The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

  The Board of Directors believes that the increase in the share reserve of the Purchase Plan is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE PURCHASE PLAN BY 200,000 SHARES.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 1996. Coopers & Lybrand L.L.P. has acted in such capacity since its appointment during the fiscal year ended October 31, 1985. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

  The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1996.


                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

  Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 485 Clyde Avenue, Mountain View, California, 94043, not later than October 27, 1996 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

  At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors



                                    JONATHAN J. GOLOVIN,
                                    Secretary

February 22, 1996

                                CONSILIUM, INC.

                       1989 EMPLOYEE STOCK PURCHASE PLAN
                           (as amended May 5, 1995)

     1.   Purpose.  The Consilium, Inc. 1989 Employee Stock Purchase Plan (the
          -------
"Plan") is established to provide eligible employees of Consilium, Inc. ("Consilium"), and any current or future parent or subsidiary corporations of Consilium which the Board of Directors of Consilium (the "Board") determines should be included in the Plan (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Consilium. (Consilium and any parent or subsidiary corporation designated by the Board as a participating corporation shall be individually referred to herein as a "Participating Company." For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code or 1986, as amended (the "Code").)

     The Plan was initially adopted by the Board on March 14, 1989 and approved by the shareholders of the Company on March 28, 1989, and has been subsequently amended from time to time (the "Amended Plan").

     It is intended that the Amended Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Amended Plan shall be so construed. Any term not expressly defined in the Amended Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

     An employee participating in the Amended Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) therein at any time during an Offering Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Amended Plan (a "Purchase Right") which may or may not be exercised at the end of an Offering Period and which is intended to qualify as an option described in section 423 of the Code.

     2.   Administration.  The Amended Plan shall be administered by the Board
          --------------
and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. All questions of interpretation of the Amended Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Amended Plan and/or any Purchase Right. Subject to the provisions of the Amended Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Amended Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Amended Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Amended Plan shall be paid by the Company.

     3.   Share Reserve.  The maximum number of shares which may be issued under
          -------------
the Amended Plan shall be 880,000 shares of Consilium's authorized but unissued common stock (the "Shares"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

     4.   Eligibility.  Any employee of a Participating Company is eligible to
          -----------
participate in the Amended Plan except the following:

          (a) employees who are customarily employed by the Company for less than twenty (20) hours a week;

          (b)   employees whose customary employment is for not more than five
(5) months in any calendar year; and

          (c) employees who own or hold options to purchase or who, as a result of participation in this Amended Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code.

     5.   Offering Dates.
          --------------

          (a)   Offering Periods.  Except as otherwise set forth below, the
                ----------------
Amended Plan shall be implemented by sequential offerings (individually an "Offering") of six (6) months duration (an "Offering Period"). For Offerings commencing prior to June 1, 1995, Offering Periods shall commence on the first days of June and December of each year and end on the last days of the next following November and May, respectively. The first Offering Period shall commence on a date to be selected by the Company and end on the last day of May or the last day of November, whichever date comes first after the commencement of such Offering Period. For Offerings commencing on and after June 1, 1995, an Offering Period shall commence on June 1, 1995 and end on March 15, 1996, and thereafter Offering Periods shall commence on March 16 and September 16 of each year and end on the next following September 15 and March 15, respectively. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings; provided, however, that no Offering may exceed a term of twenty-seven
(27) months. An employee who becomes eligible to participate in the Amended Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Amended Plan as of the commencement of any such subsequent Offering. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

          (b)   Governmental Approval; Shareholder Approval.  Notwithstanding
                -------------------------------------------
any other provision of the Amended Plan to the contrary, any Purchase Right granted pursuant to the Amended Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Amended Plan. Notwithstanding the foregoing, shareholder approval shall not be necessary in order to grant any Purchase Right granted on the Offering Date of the Amended Plan's initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining shareholder approval of the Amended Plan.

     6.   Participation in the Amended Plan.
          ---------------------------------

          (a)   Initial Participation.  An eligible employee shall become a
                ---------------------
participant in the Amended Plan (a "Participant") on the first Offering Date after satisfying the eligibility requirements and delivering to the Company not later than the close of business on the date seven (7) days prior to such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Amended Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company on or before the Subscription Date shall not participate in the Amended Plan for that Offering Period or for any subsequent Offering Period unless such eligible employee subsequently enrolls in the Amended Plan by complying with the provisions of paragraph 4 and by filing a subscription agreement with the Company on or before the Subscription Date for such subsequent Offering Period. The Company may make any change to the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Amended Plan, which is consistent with the requirements of section 423 of the Code.

          (b)   Continued Participation.  Participation in the Amended Plan
                -----------------------
shall continue until (i) the Participant ceases to be eligible as provided in paragraph 4, (ii) the Participant withdraws from the Amended Plan pursuant to paragraph 11, or (iii) the Participant terminates employment as provided in paragraph 12. At the end of an Offering Period, each Participant in such terminating Offering Period shall automatically participate in the first subsequent Offering Period according to the same elections contained in the Participant's subscription agreement effective for the Offering Period which has just ended, provided such Participant is still eligible to participate in the Amended Plan as provided in paragraph 4. However, a Participant may file a subscription agreement with respect to such subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

     7.   Right to Purchase Shares.  Except as set forth below, during an
          ------------------------
Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase that number of whole Shares arrived at by (a) multiplying One

Thousand Two Hundred Fifty Dollars ($1,250) by the number of full and fractional months contained in the Offering Period and (b) dividing the product thereof by eighty-five percent (85%) of the fair market value of a Share on the Offering Date of such Offering Period.

     8.   Purchase Price.  The purchase price at which Shares may be acquired
          --------------
at the end of an Offering pursuant to the exercise of all or any portion of a Purchase Right granted under the Amended Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the purchase price shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period, or (b) the fair market value of the Shares at the time of exercise of all or any portion of the Purchase Right. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares at the time of exercise of all or any portion of the Purchase Right. The fair market value of the Shares on the Offering Date shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ Closing Price") on the date immediately preceding the Offering Date and the fair market value of the Shares on the date of exercise shall be the NASDAQ Closing Price on such date.

     9.   Payment of Purchase Price.  Shares which are acquired pursuant to the
          -------------------------
exercise of all or any portion of a Purchase Right for a given Offering Period may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Amended Plan, a Participant's "Compensation" with respect to an Offering shall include all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. Accordingly, Compensation shall include, without limitation, salaries, commissions, bonuses, and overtime. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Amended Plan or any other stock purchase or stock option plan. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

          (a)   Election to Decrease Withholding.  During an Offering Period, a
                --------------------------------
Participant may elect to decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the Change Notice Date. The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. A Participant may not elect to increase the amount withheld from the Participant's Compensation during an Offering Period.

          (b)   Limitations on Payroll Withholding.  The amount of payroll
                ----------------------------------
withholding with respect to the Amended Plan for any Participant during any pay period shall be at least one percent (1%) but shall not exceed ten percent (10%) of the Participant's Compensation for such pay period. Amounts shall be withheld in whole percentages only and shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

          (c)   Payroll Withholding.  Payroll deductions shall commence on the
                -------------------
first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Amended Plan.

          (d)   Participant Accounts.  Individual accounts shall be maintained
                --------------------
for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          (e)   No Interest Paid.  Interest shall not be paid on sums withheld
                ----------------
from a Participant's Compensation.

          (f)   Exercise of Purchase Right.  On the last day of an Offering
                --------------------------
Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such last day shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Offering Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant's Purchase Right. No Shares shall be purchased on behalf of a Participant whose participation in the Offering or the Amended Plan has terminated on or before the date of such exercise.

          (g)   Return of Cash Balance.  Any cash balance remaining in the
                ----------------------
Participant's account shall be refunded to the Participant as soon as practical after the last day of the Offering Period. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in such subsequent Offering Period.

          (h)   Withholding.  At the time the Purchase Right is exercised, in
                -----------
whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

          (i)   Company Established Procedures.  The Company may, from time to
                ------------------------------
time, establish or change (i) a minimum required withholding amount for participation in any Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for purposes of the administration of the Amended Plan, (vi) the procedure(s) which the Company requires an eligible employee to comply with in order to initially participate in the Amended Plan and/or to continue to participate in the Amended Plan, and/or (vii) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Amended Plan.

          (j)   Expiration of Purchase Right.  Any portion of a Participant's
                ----------------------------
Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

     10.  Limitations on Purchase of Shares; Rights as a Shareholder.
          ----------------------------------------------------------

          (a)   Fair Market Value Limitation.  Notwithstanding any other
                ----------------------------
provision of the Amended Plan, no Participant shall be entitled to purchase Shares under the Amended Plan (and any other employee stock purchase plan sponsored by Consilium, Inc. or a parent or subsidiary corporation of Consilium, Inc.) at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Amended Plan (and any other employee stock purchase plan sponsored by Consilium, Inc. or a parent or subsidiary corporation of Consilium, Inc.).

          (b)   Allocation of Shares.  In the event the number of Shares which
                --------------------
might be purchased by all Participants in the Amended Plan exceeds the number of Shares available in the Amended Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

          (c)   Rights as a Shareholder and Employee.  A Participant shall have
                ------------------------------------
no rights as a shareholder by virtue of the Participant's participation in the Amended Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

     11.  Withdrawal.
          ----------

          (a)   Withdrawal From an Offering.  A Participant may withdraw from an
                ---------------------------
Offering by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company at any time prior to the end of an Offering Period. Unless otherwise indicated by the Participant, withdrawal from an Offering shall not result in a withdrawal from the Amended Plan or any succeeding Offering therein. A Participant is prohibited from again participating in an Offering upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

          (b)   Withdrawal from the Amended Plan.  A Participant may withdraw
                --------------------------------
from the Amended Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company. In the event a Participant voluntarily elects to withdraw from the Amended Plan, the Participant may not resume participation in the Amended Plan during the same Offering Period, but may participate in any subsequent Offering under the Amended Plan by again satisfying the requirements of paragraph 6. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Amended Plan.

          (c)   Participation Following Withdrawal.  An employee who is also an
                ----------------------------------
officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who is deemed to "cease participation" in the Amended Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3") as a consequence of his or her withdrawal from an Offering pursuant to paragraph 11(a) above or withdrawal from the Amended Plan pursuant to paragraph 11(b) above shall not again participate in the Amended Plan for at least six months after the date of such withdrawal.

          (d)   Waiver of Withdrawal Right.  The Company may, from time to time,
                --------------------------
establish a procedure pursuant to which a participant may elect (an "Irrevocable Election"), prior to the commencement of an Offering Period, to have all payroll deductions accumulated in his or her Amended Plan account as of the last day of an Offering Period applied to purchase shares under the Amended Plan, and (i) to waive his or her right to withdraw from the Offering or the Amended Plan pursuant to this paragraph 11, and (ii) to waive his or her right to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day prior to the first day of the Offering Period for which such election is to first be effective.

     12.  Termination of Employment.  Termination of a Participant's employment
          -------------------------
with the Company for any reason, including retirement or death or the failure of a

Participant to remain an employee eligible to participate in the Amended Plan, shall terminate the Participant's participation in the Amended Plan immediately. A Participant whose participation has been so terminated may again become eligible to participate in the Amended Plan by again satisfying the requirements of paragraphs 4 and 6.

     13.  Repayment of Payroll Deductions.  In the event a Participant's
          -------------------------------
interest in the Amended Plan or any Offering therein is terminated for any reason, the balance held in the Participant's account shall be returned as soon as practical after such termination to the Participant (or, in the case of the Participant's death, to the Participant's legal representative) and all of the Participant's rights under the Amended Plan shall terminate. Such account balance may not be applied to any other Offering under the Amended Plan. No interest shall be paid on sums returned to a Participant pursuant to this paragraph 13.

     14.  Transfer of Control.  A "Transfer of Control" shall be deemed to have
          -------------------
occurred in the event any of the following occurs with respect to the Control Company. For purposes of applying this paragraph 14, the "Control Company" shall mean the Participating Company whose stock is subject to the Purchase Right.

          (a) the direct or indirect sale or exchange by the shareholders of the Control Company of all or substantially all of the stock of the Control Company where the shareholders of the Control Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company;

          (b) a merger in which the shareholders of the Control Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company; or

          (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one
(1) or more corporations where the shareholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation") shall assume the Company's rights and obligations under the Amended Plan. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under the Amended Plan in connection with a merger described in (b) above or a sale of assets described in (c) above, the Board shall provide that Purchase Rights granted under the Amended Plan shall be fully exercisable to the extent of each Participant's account balance for the Offering Period as of a date prior to the Transfer of Control, as the Board so determines. The exercise of any Purchase Right that was permissible solely by reason of this paragraph 14 shall be conditioned upon the consummation of the Transfer of Control. All Purchase Rights which are neither assumed by the surviving, continuing, successor, or purchasing corporation nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control.

     15.  Capital Changes.  In the event of changes in the common stock of the
          ---------------
Company due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger, sale or other reorganization, appropriate adjustments shall be made by the Company in the Amended Plan's share reserve, the number of Shares subject to a Purchase Right and in the purchase price per share.

     16.  Non-Transferability.  A Purchase Right may not be transferred in any
          -------------------
manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

     17.  Reports.  Each Participant who exercised all or part of the
          -------
Participant's Purchase Right for an Offering Period shall receive as soon as practical after the last day of such Offering Period a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(g), if any.

     18.  Amended Plan Term.  This Amended Plan shall continue until terminated
          -----------------
by the Board or until all of the Shares reserved for issuance under the Amended Plan have been issued or until March 14, 1999, whichever shall first occur.

     19.  Restriction on Issuance of Shares.  The issuance of shares pursuant to
          ---------------------------------
the Purchase Right shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     20.  Legends.  The Company may at any time place legends or other
          -------
identifying symbols referencing any applicable federal and/or state securities restrictions and any provision convenient in the administration of the Amended Plan on some or all of the certificates representing shares of stock issued under the Amended Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to effectuate the provisions of this paragraph.

     21.  Transfer Restrictions.  The Company, in its absolute discretion, may
          ---------------------
impose such restrictions on the transferability of the shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such shares. The Company may require the employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     22.  Amendment or Termination of the Amended Plan.  The Board may at any
          --------------------------------------------
time amend or terminate the Amended Plan, except that (i) such termination shall not affect Purchase Rights previously granted under the Amended Plan, except as permitted by the Amended Plan, and (ii) no amendment may adversely affect a Purchase Right previously granted under the Amended Plan (except to the extent permitted by the Amended Plan as may be necessary to qualify the Amended Plan as an employee stock purchase plan pursuant to section 423 of the Code). In addition, an amendment to the Amended Plan must be approved by the shareholders of the Company, within the meaning of section 423 of the Code, within twelve
(12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Amended Plan or would change the definition of the corporations that may be designated by the Board as a corporation the employees of which are eligible to participate in the Amended Plan. Furthermore, the approval of the Company's stockholders shall be sought for any amendment to the Amended Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3.

     IN WITNESS WHEREOF, the undersigned Secretary of Consilium, Inc. certifies that the foregoing Consilium, Inc. 1989 Employee Stock Purchase Plan was duly adopted by the Board of Directors of Consilium, Inc. on March 14, 1989 and amended on January 26, 1993, September 21, 1993, January 25, 1994, November 16, 1994, and May 5, 1995.


                                                ________________________________

                                CONSILIUM, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Jonathan J. Golovin and Thomas A. Tomasetti, or either, as proxy with the power of substitution to vote and act on and consent in respect to any and all shares of the stock of Consilium, Inc. held or owned by or standing in the name of the undersigned on the Company's books on February 7, 1996, at the Annual Meeting of Stockholders of the Company to be held at The Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California 95054 at 9:00 a.m. on March 19, 1996, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

     THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN PARAGRAPHS 1, 2 AND 3 ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended October 31, 1995.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

1.   Election of the following directors:

     Nominees:

     Thomas A. Tomasetti
     Laurence R. Hootnick

     [_] For   [_] Withheld
     [_]   FOR BOTH NOMINEES EXCEPT AS NOTED ABOVE


2. To amend the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 680,000 to 880,000, as set forth in full in the Proxy Statement.

     [_] For        [_] Against        [_] Abstain

3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending October 31, 1996.

     [_] For        [_] Against        [_] Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ___
MARK HERE IF YOU PLAN TO ATTEND THE MEETING   ___

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Stockholder should give their full title. Please date the Proxy.


Signature: __________________________ Date ___________________

Signature: __________________________ Date ___________________